                                                                     EXHIBIT 2.4


    -----------------------------------------------------------------------


                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF JULY 10, 1998

                                     AMONG

                        WORK INTERNATIONAL CORPORATION,


                             ACC ACQUISITION, INC.,


                             ACCESS STAFFING, INC.,

                                      AND

                                ITS STOCKHOLDERS


    -----------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of July 10, 1998, among WORK INTERNATIONAL CORPORATION, a Texas corporation ("WORK"), ACC ACQUISITION, INC., a California corporation and a wholly owned subsidiary of WORK ("Newco"), ACCESS STAFFING, INC., a California corporation (the "Company"), and the persons listed on the signature pages of this Agreement under the caption "Stockholders" (collectively, the "Stockholders," and each of them, individually, a "Stockholder").

                             PRELIMINARY STATEMENTS

     The parties to this Agreement wish to effect a business combination pursuant to which:

               (i) Newco will merge into the Company (the "Merger") on the terms and subject to the conditions of this Agreement;

               (ii) WORK, via mergers involving other WORK subsidiaries, will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, WORK and other subsidiaries of WORK (collectively, the "Other Agreements");

               (iii) WORK will effect a public offering of shares of its common stock; and

               (iv) the Stockholders will receive the Merger Consideration (as such term is hereinafter defined).

     The respective boards of directors of WORK, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the meanings assigned to them below in this Section 1.01:

          "Adjustment Date" means (a) if the Closing occurs on or before the twentieth day of a month, the last day of the second month preceding the date of the Closing and (b) if the

     Closing occurs after the twentieth day, and on or before the last day, of a month, the last day of the month preceding the date of the Closing.

       "Agreement" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

       "Business Corporation Act" means the California General Corporation Law.

       "Ceiling Amount" means at any time $6,276,748.

       "Closing" has the meaning specified in Section 7.01(a).

       "Company Common Stock" means the common stock, no par value, of the Company.

       "Counsel for the Company and the Stockholders" means Severson & Werson.

       "Counsel for WORK and Newco" means Porter & Hedges, L.L.P.

       "Current Date" means any day during the 20-day period ending on the date of the Closing.

       "Designated Current Liabilities" means current liabilities of the Company with respect to (i) current accrued and current deferred income taxes or
     (ii) amounts borrowed by the Company to pay the amount of the redemption payment to be paid to the ESOP pursuant to the Redemption Agreement or amounts accrued by the Company at the Adjustment Date with respect to the Supplemental ESOP Payment.

       "Disclosure Statement" means the written statement executed by the Company and each of the Stockholders and delivered to WORK prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to certain of the representations and warranties made by the Company and the Stockholders in this Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

       "Effective Time" has the meaning specified in Section 2.02.

       "ESOP" means the Access Staffing, Inc. Employee Stock Ownership Plan created pursuant to the Employee Stock Ownership Trust Agreement dated January 1, 1990, as amended and restated.

       "ESOP Appraisal" means the current fair market value appraisal of the per share value of the Company Common Stock obtained by the ESOP from the ESOP Appraiser.

       "ESOP Appraised Value per Share" means the value per share of Company Common Stock set forth in the ESOP Appraisal.

       "ESOP Appraiser" means L.F. Sherman & Co., Inc.

       "ESOT" means the trust created pursuant to the ESOP.

       "Evans Revocable Trust" means The Evans Revocable Trust, an Arizona trust, created pursuant to The Evans Revocable Trust Agreement dated as of February 19, 1998, the general partner of the RAE L.L.P.

       "Evans Unitrust" means The Evans Charitable Remainder Unitrust, an Indiana trust, created under The Evans Charitable Remainder Unitrust Agreement dated as of April 2, 1997.

       "Holdback Termination Time" has the meaning specified in Section 11.21.

       "Initial Calculation Date" means March 31, 1998.

       "Initial Financial Statements" means (a) the audited balance sheets of the Company at December 31, 1997 and 1996, and the related audited statements of operations, stockholders' equity and cash flows for each of two fiscal years in the two-year period ended December 31, 1997, together with the related audit report of KPMG Peat Marwick LLP, and (b) the Current Balance Sheet and the related unaudited statements of operations, stockholders' equity and cash flows for the three-month period ended on the Current Balance Sheet Date.

       "Long Term Debt" means indebtedness for borrowed money of the Company with a maturity of one year or more and includes indebtedness incurred under Capital Leases.

       "Majority Stockholders" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

       "Merger Consideration" has the meaning specified in Section 2.04.

       "Newco" means ACC Acquisition, Inc., a California corporation.

       "New Employment Agreement" means the Employment Agreement entered into as of the date of this Agreement, between the Company and Ingrid A. Evans.

       "Parties" means the parties to this Agreement.

       "Pro Rata Share" means, with respect to the ESOP, 0%, with respect to the RAE L.L.P., 50%, and with respect to the Evans Unitrust, 50%.

       "RAE L.L.P." means RAE Family Limited Partnership, L.L.P., an Arizona limited partnership.

       "Redemption Agreement" has the meaning specified in Section 11.17(a).

       "Responsible Officer" means either of Ingrid A. Evans or Rodney A. Evans.

       "Restricted Period" has the meaning specified in Section 11.02.

       "Staffing Industry" means the business of providing temporary personnel staffing, personnel placement, staff leasing, professional employer organization and training and business solutions.

       "Supplemental ESOP Payment" has the meaning specified in Section
     11.17(a).

       "Surviving Corporation" means the Company, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.

       "Territory" has the meaning specified in Section 10.01.

       "Threshold Amount" means 2% of the Ceiling Amount.

       "Transfer Taxes" has the meaning specified in Section 11.07.

       "Uniform Provisions" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

       "WORK" means Work International Corporation, a Texas corporation.

       "WORK Acquisition Candidate" means any Entity engaged in the Staffing Industry and which shall have been called on by any of the Company, WORK or a Subsidiary of the Company or WORK in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

       "Working Capital" means (a) current assets of the Company minus (b) the sum of (i) the product of current liabilities of the Company (other than Designated Current Liabilities) multiplied by 1.25 and (ii) the product of the Designated Current Liabilities multiplied by 1.00.

      Section 1.02. Definitions in Uniform Provisions. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

      Section 2.01. Certificate of Merger. On the terms and subject to the conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of California.

      Section 2.02. The Effective Time. The effective time of the Merger (the "Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., central time, on the IPO Closing Date.

      Section 2.03. Certain Effects of the Merger. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c) the certificate or articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of California, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's certificate or articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the certificate or articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the Persons named in Schedule 2.03, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of California and the Charter Documents of the Surviving Corporation, and (g) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule 2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office. The Company will remain a wholly owned subsidiary of WORK for a time period at least equal to the Restricted Period.

      Section 2.04. Effect of the Merger on Capital Stock. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

       (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the amount of cash and the number of WORK Common Stock set forth or determined as provided in Schedule 2.04 (the "Merger Consideration"), (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

       (b) each share of Company Common Stock held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

       (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

      Section 2.05.  Delivery, Exchange and Payment.

       (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to WORK (or any agent which may be appointed by WORK for purposes of this Section 2.05), receive, and WORK will pay and issue to each Stockholder, in each case subject to the provisions of
     Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of WORK Common Stock, and the right to receive cash, included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.04. All shares of WORK Common Stock issuable in the Merger will be deemed for all purposes to have been issued by WORK at the Effective Time. All cash included in the Merger Consideration shall be paid, at WORK's option, by
     (a) WORK's company check or checks, (b) one or more wire transfers to accounts designated by the respective Stockholders at least five Business Days before the IPO Closing Date, or (c) certified or official bank check or checks.

       (b) Each Stockholder will deliver to WORK (or any agent that may be appointed by WORK for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

          (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to WORK Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of WORK Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, WORK will cause to be paid, to the Person in whose name the certificates representing such shares of WORK Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of WORK Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to
     Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, WORK will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of WORK Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

      Section 2.06. Fractional Shares. Notwithstanding any other provision of this Article II, no fractional shares of WORK Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of WORK Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole dollar) equal to that Person's fractional interest in a share of WORK Common Stock multiplied by $12.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     Each Stockholder, severally as to himself or herself only, represents and warrants to, and agrees with, WORK that the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE STOCKHOLDERS

     The Company and each Stockholder jointly and severally represent and warrant to, and agree with, WORK that the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                  ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF WORK AND NEWCO

     WORK and Newco jointly and severally represent and warrant to, and agree with, the Company and each Stockholder that the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE VI

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

     Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in
Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that Party.

                                  ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

      Section 7.01.  The Closing and Conditions to Closing.

       (a) The Closing. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act, (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Secretary of State of the State of California), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as WORK shall specify by written notice to Ingrid A. Evans. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section
     12.01 (b).

       (b) Incorporation by Reference. The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

     From and after the Effective Time, subject to the waiver provisions of
Section 11.05, each Party (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                   ARTICLE IX

                                INDEMNIFICATION

     The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference.

                                   ARTICLE X

                           LIMITATIONS ON COMPETITION

      Section 10.01. Prohibited Activities. Each Stockholder severally agrees that he will not during the period beginning on the date hereof and ending on the second anniversary of the IPO Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

         (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in the Staffing Industry in competition with the Company, any Company Subsidiary or WORK or any Subsidiary of WORK (WORK and its Subsidiaries collectively being called "WORK" for purposes of this Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be the area located within 50 miles of the facility, all of such locations being herein collectively called the "Territory");

          (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or WORK with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or WORK, provided that a Stockholder may call on and hire any of his Immediate Family Members;

          (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or WORK within the

     Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or WORK within the Territory and (ii) with the knowledge of the customer relationship; or

       (d) call on any WORK Acquisition Candidate, with the knowledge of that Person's status as a WORK Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than WORK.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

      Section 10.02. Damages. Because of the difficulty of measuring economic losses to WORK as a result of any breach by a Stockholder of his covenants in
Section 10.01, and because of the immediate and irreparable damage that could be caused to WORK for which it would have no other adequate remedy, each Stockholder agrees that WORK may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Stockholder if he breaches any of those provisions.

      Section 10.03.  Reasonable Restraint. The Parties each agree that Sections
10.01 and 10.02 impose a reasonable restraint on the Stockholders in light of the activities and business of WORK on the date hereof, the current business plans of WORK and the investment by each Stockholder in WORK as a result of the Merger.

      Section 10.04. Severability; Reformation. The covenants in this Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Stockholder, the Parties, including the Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

      Section 10.05. Independent Covenant. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against WORK, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by WORK of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

      Section 10.06. Materiality. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

      Section 11.01.  Treatment of Confidential Information.

       (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and WORK and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of WORK will not disclose such Confidential Information to any Person except (a) Representatives of WORK, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder,
     (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to WORK and provide WORK with the opportunity to contest such disclosure, or (iii) information with respect to which the disclosing party reasonably believes disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 11.01 with respect to any Confidential Information, WORK shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting WORK from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

       (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.01(a), and because of the immediate and irreparable damage that would be caused to WORK for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that WORK may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

       (c) The obligations of WORK set forth in Section 6.01(d) are incorporated in this Section 11.01 by this reference.

       (d) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.

     Section 11.02.   Restrictions on Transfers of WORK Common Stock.

       (a) During the one-year period ending on the first anniversary of the IPO Closing Date (the "Restricted Period"), no Stockholder voluntarily will:
     (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of WORK Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of WORK Common Stock, in whole or in part, and WORK will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of WORK Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of WORK Common Stock acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.02 shall not restrict any transfer of WORK Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the WORK Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below:

          EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE PERIOD ENDING ON [DATE THAT IS THE FIRST ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

       (b) Each Stockholder, severally and not jointly with any other Person,
     (i) acknowledges that the shares of WORK Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of WORK Common Stock, and
     (ii) covenants that none of the shares of WORK Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of WORK Common Stock issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

     In addition, certificates evidencing shares of WORK Common Stock issued to each Stockholder pursuant to Section 2.04 will bear any legend required by
     (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 11.02(a).

      Section 11.03. Brokers and Agents. The Stockholders jointly and severally represent and warrant to WORK that the Company is not directly or indirectly obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify WORK against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

      Section 11.04. Assignment; No Third Party Beneficiaries. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of WORK, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

      Section 11.05. Entire Agreement; Amendment; Waivers. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and WORK. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

      Section 11.06. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

      Section 11.07. Expenses. Whether or not the transactions contemplated hereby are consummated, (a) WORK will pay the fees, expenses and disbursements of WORK and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by WORK and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) WORK will pay up to a maximum of $25,000 in the aggregate of the fees, expenses and disbursements of Bracewell and Patterson, L.L.P., counsel to the Founding Companies, incurred in connection with the subject matter of this Agreement, and (c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, WORK or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

      Section 11.08. Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

          (i) if to WORK or Newco, addressed to it at:

              Work International Corporation
              700 Louisiana, Suite 3900
              Houston, Texas 77002
              Attn.:  Monte R. Stephens
                      Vice President and Chief Acquisitions Officer
              Telecopy No.: (713) 225-6104

          with copies (which shall not constitute notice for purposes of this Agreement) to:

              Porter & Hedges, L.L.P.
              700 Louisiana, 35th Floor
              Houston, Texas 77002-2764
              Attn:  William W. Wiggins, Jr.
              Telecopy No.: (713) 228-4935

          (ii) if to the Stockholders, addressed to them at their respective addresses set forth in Schedule 2.04; and

          (iii)  if to the Company, addressed to it at:

                 100 Pine Street
                 San Francisco, CA 94111
                 Attn: President
                 Telecopy No.: (415) 781-6226

     with copies (which shall not constitute notice for purposes of this Agreement) to:

                 Severson & Werson
                 One Embarcadero Center, Suite 2600
                 San Francisco, CA 94111
                 Attn: Roberta Romberg
                 Telecopy No.: (415) 956-0439

      SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT: (A) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (B) MATTERS PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

      Section 11.10. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

      Section 11.11. Time. Time is of the essence in the performance of this Agreement in all respects.

      Section 11.12. Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      Section 11.13.   Remedies Cumulative. Except as otherwise provided in
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      Section 11.14. Respecting the IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither WORK or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that WORK will use its reasonable best efforts to cause the Registration Statement to become effective prior to September 30,
1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to WORK or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement except for written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement.

      Section 11.15.   Consents.

       (a) The Stockholders, as the owners and holders of all the Capital Stock of the Company, hereby consent to and approve the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 603 and 1113 of the Business Corporation Act.

       (b) WORK hereby consents to and approves the Merger and plan of merger contemplated by this Agreement pursuant to Sections 603 and 1113 of the Business Corporation Act.

      Section 11.16. Repayment of Obligations. On or before the IPO Closing Date, each of the Stockholders shall repay the entire unpaid amount of all notes, advances and other payment obligations owed by such Stockholder to the Company.

      Section 11.17.   Redemption of ESOP Shares; Termination of ESOP.

       (a) As of June 29, 1998, the Company terminated the ESOP and in connection therewith redeemed 50,961 shares of Company Common Stock from the ESOP for an aggregate purchase price of $912,201.90 pursuant to the ESOP Stock Redemption Agreement dated June 29, 1998 (the "Redemption Agreement"), between the Company and the trustees of ESOP, a true and correct copy of which has been delivered to WORK. Pursuant to Section 2(c) of the Redemption Agreement, the Company is required to pay to the ESOP an additional amount (the "Supplemental ESOP Payment") on or before the IPO Closing Date if the Merger is consummated. Pursuant to the provisions of
     Schedule 2.04, the cash portion of the Merger Consideration will be reduced by the amount, if any, by which the Supplemental ESOP Payment exceeds $352,298.90 and, if the Supplemental ESOP Payment is not accrued as of the Adjustment Date, by any portion of the Supplemental ESOP Payment which is paid by the Company after the Adjustment Date.

       (b) After the effective date of termination of the ESOP, no distribution of its assets to participants and their beneficiaries, (other than normal distributions in the ordinary course of business to or on behalf of employees who have separated service with the Company), will be made until the Company shall have received a determination letter from the IRS to the effect set forth in the following paragraph.

       As soon as practicable following the redemption referred to in Section 11.17(a) above, and in any event within 90 days after the date hereof, the Company agrees to file a submission to formally request a determination letter from the IRS to the effect that the ESOP is a qualified plan under
     Section 401(a) of the Code upon its termination and that the ESOT is tax exempt under Section 501(a) of the Code. As soon as administratively practicable following receipt of a favorable IRS determination letter, the trustee of the ESOT shall effectuate distributions of all remaining assets from the ESOT and, thereafter, it shall be liquidated. After liquidation of the ESOT, WORK agrees to file a final IRS form 5500 for the Plan with the IRS.

       WORK assumes no liability or obligation with respect to the ESOP or ESOT that results from, relates to, or arises out of, any act or omission by any person or entity occurring on or prior to the IPO Closing Date or by the Trustee at any time. The Stockholders covenant and agree that they, jointly and severally, will indemnify each WORK Indemnified Party against, and hold each WORK Indemnified Party harmless from and in respect of, all Damages that arise from, are based on or relate or otherwise are attributable to any such liability or obligation, to the same extent as if such matters were WORK Indemnified Losses except that such indemnification shall be without regard to the Threshold Amount limitation on indemnification contained in the first sentence of Section 9.06(a).

      Section 11.18. Authority of Trustees. Rodney A. Evans and Ingrid A. Evans hereby represent and warrant to WORK and Newco that they are the duly named and serving trustees of each of the ESOT, the Evans Unitrust and the Evans Revocable Trust, the execution and delivery by them of this Agreement are within their powers, and the performance by them of this Agreement are within the powers and purposes of the ESOT, the Evans Unitrust and the Evans Revocable Trust under the terms of all documents creating, evidencing or governing them, true and correct copies of all of which have been delivered to WORK, and neither the execution, delivery nor performance by the ESOT, the Evans Unitrust and the Evans Revocable Trust of this Agreement will violate, constitute a breach of, or conflict with any documents creating, evidencing or governing the ESOT, the Evans Unitrust and the Evans Revocable Trust.

      Section 11.19. Certain Obligations. Ingrid A. Evans and Rodney A. Evans hereby agree that they shall be liable for, and obligated to perform, each representation, warranty, covenant, indemnity obligation and each other agreement and undertaking of the RAE L.L.P. and the Evans Unitrust to the same extent, and subject to the same qualifications and limitations, as if they were named in this Agreement as Stockholders in the place and stead of the RAE L.L.P. and the Evans Unitrust. The obligations of Mr. and Mrs. Evans and of the RAE L.L.P. and the Evans Unitrust shall in all respects be joint and several, and any right or obligation which any Party would be entitled to enforce against the RAE L.L.P. and the Evans Unitrust may be enforced directly against Mr. and Mrs. Evans as their direct and primary obligation.

      Section 11.20. Amendment to Bylaws. Prior to the date hereof, the Board of Directors of the Company has approved a resolution amending the bylaws of the Company to permit WORK to acquire all the shares of Company Common Stock as provided in this Agreement and to provide that, at the Effective Time, the restrictions on the ownership of Company Common Stock provided in Article X,
Section 1 of the bylaws of the Company will be of no further force and effect.

      Section 11.21.   Certain Claims.   The Stockholders covenant and agree
that they, jointly and severally, will indemnify each WORK Indemnified Party against, and hold each WORK Indemnified Party harmless from and in respect of, all Damages that arise from, are based on or relate or otherwise are attributable to (i) the pending inquiry by the U.S. Department of Labor with respect to the ESOP and (ii) any payment made or required to be made pursuant to
Section 2(b) of the Redemption Agreement, in each case to the same extent as if such matters were WORK Indemnified Losses except that such indemnification shall be without regard to the Threshold Amount limitation on indemnification contained in the first sentence of Section 9.06(a).

     Until the inquiry by the U.S. Department of Labor referred to in clause (i) of the preceding paragraph is concluded and the Stockholders have fully performed their indemnity obligations pursuant to Article IX and this Section
11.21 with respect thereto (the "Holdback Termination Time"), WORK shall withhold from the Stockholders in accordance with their respective Pro Rata Shares an aggregate of $250,000 in cash from the Merger Consideration to insure performance by the Stockholders of their obligations to indemnify and hold harmless the WORK Indemnified Parties with respect to any Damages that arise from, are based on or relate or are otherwise attributable to such inquiry. For purposes of the holdback contemplated by this paragraph, if the Company (x) has received the determination letter from the IRS referred to in 11.17(b), (y) provided all information requested by the U.S. Department of Labor with respect to the ESOP and (z) is unable to determine whether the inquiry referred to in clause (i) of this Section 11.21 has been concluded, such inquiry will be deemed concluded if the U.S. Department of Labor fails to respond to each of three requests from the Company for advice as as to the status of the inquiry. Either the Company or the trustee of the ESOP may make such requests of the U.S. Department of Labor within 30 days, 60 days and 90 days, respectively, after receipt by the Company of the aforementioned determination letter. In the event that, notwithstanding such indemnity, any WORK Indemnified Party (including the Company) sustains any Damages, the Company may transfer to such WORK Indemnified Party (or may retain if such WORK Indemnified Party is the Company) the amount of such Damages. Any amount retained hereunder which remains in the possession of WORK at the Holdback Termination Time, shall be transferred to the Stockholders in accordance with their respective Pro Rata Shares. In lieu of the cash to be withheld by WORK pursuant to this paragraph, at or prior to the IPO Closing Date, the Stockholders may deliver to WORK a stand-by letter of credit in substantially the form of Exhibit 11.21 or in such other form as may be reasonably acceptable to WORK. Such stand-by letter of credit shall be in the amount set forth above in this paragraph, shall be issued by a bank reasonably acceptable to WORK and shall expire December 31, 1999; provided, however, that to the extent the period during which WORK would be entitled to withhold cash as hereinabove provided is extended beyond December 31, 1999, the expiration date of such letter of credit shall likewise be extended.

                                  ARTICLE XII

                                  TERMINATION

      Section 12.01. Termination of This Agreement.

          (a) This Agreement may be terminated at any time prior to the Closing solely:

               (i) by the mutual written consent of WORK and the Company;

               (ii) by the Majority Stockholders or the Company, on the one hand, or by WORK, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date; provided, however, that the date September 30, 1998, set forth above shall be extended to October 31, 1998, unless, on or before September 15, 1998, Founding Companies which are to receive a majority of the initial merger consideration (valuing shares of WORK Common Stock at $12 per share) to be received by all the Founding Companies on the IPO Closing Date notify WORK that they have elected not to extend such date beyond September 30, 1998;

               (iii) by the Majority Stockholders or the Company, on the one hand, or by WORK, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein and such breach or default continues for fifteen days after written notice from the Majority Stockholders or the Company, on the one hand, or from WORK on the other hand; or

               (iv) by WORK if it is entitled to do so as provided in Section 6.06.

          (b) This Agreement may be terminated after the Closing solely:

               (i) by WORK or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

               (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

          (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this

     Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of California, but before the IPO has been consummated, WORK (at WORK's expense) will take all actions that Counsel for the Company and the Stockholders advises WORK are required by the applicable laws of the State of California to rescind the Merger.

      Section 12.02. Liabilities in Event of Termination. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, or (b) to the extent that such liability is based on the breach by that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.



                           [SIGNATURE PAGE FOLLOWS.]

   IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              WORK INTERNATIONAL CORPORATION


                              By: /s/ Monte R. Stephens
                                 ---------------------------------------
                                 Monte R. Stephens, Vice President and
                                 Chief Acquisitions Officer

                              ACC ACQUISITION, INC.


                              By: /s/ Monte R. Stephens
                                 ---------------------------------------
                                 Monte R. Stephens, President and
                                 Chief Acquisitions Officer


                              ACCESS STAFFING, INC.


                              By: /s/ Ingrid A. Evans
                                 ---------------------------------------
                                 Ingrid A. Evans, President


                              STOCKHOLDERS:

                               THE RAE FAMILY LIMITED PARTNERSHIP, L.L.P

                               By: The Evans Revocable Trust created under The Evans Revocable Trust Agreement dated February 19, 1998, General Partner



                               By: /s/ Rodney A. Evans
                                  ----------------------------------------
                                  Rodney A. Evans, Co-Trustee


                               By: /s/ Ingrid A. Evans
                                  ----------------------------------------
                                  Ingrid A. Evans, Co-Trustee

                               THE EVANS CHARITABLE REMAINDER UNITRUST created under The Evans Charitable Remainder Unitrust Agreement dated as of April 2, 1997


                               By: /s/ Rodney A. Evans
                                   -------------------------------
                                   Rodney A. Evans, Co-Trustee


                               By: /s/ Ingrid A. Evans
                                  ---------------------------------
                                  Ingrid A. Evans, Co-Trustee

                                   ADDENDUM 1
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


          A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

          B.  The Founding Companies are:


          1.   Absolutely Professional Staffing, Inc.
          2.   Botal Associates, Inc.
          3.   AIM Staffing, Inc.
          4.   Access Staffing, Inc.
          5.   Benetemps, Inc.
          6.   The Burnett Companies Consolidated, Inc.
          7.   Contract Health Professionals Inc.
          8.   Core Personnel, Inc.
          9.   Core Personnel of Arlington, Inc.
          10.  CoreLink Staffing Services, Inc.
          11.  Law Pros Legal Placement Services, Inc.
          12.  Law Resources, Inc.
          13.  Professional Consulting Network, Inc.
          14.  Smith Hanley Associates, Inc.
          15.  Smith Hanley Consulting Group, Inc.
          16.  Sparks Personnel Services, Inc.
          17.  Sparks Associates, Inc.
          18.  Customer Care Solutions, LLC
          19.  Task Management, Inc.
          20.  TOSI Placement Services Inc.
          21.  WSi Personnel Services, Inc.

                                 SCHEDULE 2.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

     B. The directors of the Surviving Corporation immediately after the Effective Time are as follows:

               Samuel Sacco
               B. Garfield French
               Ingrid A. Evans

     C. The officers of the Surviving Corporation immediately following the Effective Time are as follows:

          President                                   Ingrid A. Evans
          Vice President, Chief Financial Officer     Rodney A. Evans
               and Secretary
          Vice President and Assistant Secretary      Monte R. Stephens
          Vice President and Assistant Secretary      Mark F. Walz

                                 SCHEDULE 2.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

     B.   The name and address of each Stockholder are as follows:

Name                      Address
-----------------   --------------------

RAE L.L.P.             28 Deer Trail
                    Lafayette, CA  94549

Evans Unitrust         28 Deer Trail
                    Lafayette, CA  94549

     C. The aggregate Merger Consideration shall be comprised of (i) an amount of cash equal to $2,506,132, as adjusted pursuant to paragraph D below, and (ii) 208,843 shares of WORK Common Stock, which shall be payable and issuable to the Stockholders in accordance with their respective Pro Rata Shares. The Pro Rata Share of each Stockholder is 50%.

     D. The cash portion of the Merger Consideration will be subject to adjustment based upon changes in Working Capital and Long Term Debt between the Initial Calculation Date and the Adjustment Date as follows: (i) the cash portion of the Merger Consideration will be increased for any positive change, and decreased for any negative change, in the Company's Working Capital between the Initial Calculation Date and the Adjustment Date, (ii) the cash portion of the Merger Consideration will be increased for any decrease, and decreased for any increase, in the amount of Long Term Debt, between the Initial Calculation Date and the Adjustment Date and (iii) the cash portion of the Merger Consideration will be reduced by the amount, if any, by which the Supplemental ESOP Payment exceeds $352,298.90 and, if the Supplemental ESOP Payment is not accrued as of the Adjustment Date, by any portion of the Supplemental ESOP Payment which is paid, or to be paid, by the Company after the Adjustment Date.

                                 SCHEDULE 3.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

     B. Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a).

                                 SCHEDULE 3.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

     B.   The following table sets forth the ownership of the Company's Capital
Stock:

                              NUMBER OF
     NAME           CLASS    SHARES OWNED
     ----           -----    ------------

RAE L.L.P.          Common     101,000

Evans Unitrust      Common     101,000
                               -------
                               202,000

     C.   No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                 SCHEDULE 3.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

     B. The Stockholders are, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

               None.

                                 SCHEDULE 4.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.07 are used herein as therein defined.

     B. Set forth below are the authorized Capital Stock of the Company, the number of shares of Capital Stock of each class or series which are issued and now outstanding, whether any shares of Capital Stock of the Company are held by the Company as treasury shares, and whether any Derivative Securities of the Company are outstanding:

                                        No. of Shares                     No. of Derivative
                        No. of Shares    Issued and     No. of Treasury        Shares
Class       Par Value    Authorized      Outstanding        Shares           Outstanding
---------   ---------   -------------   -------------   ---------------   -----------------

  Common      None        1,000,000         202,000        94,000               None


                                 SCHEDULE 4.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

     B. The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

         The New Employment Agreement.

                                 SCHEDULE 4.28
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.28 are used herein as therein defined.

     B. The Company has not made, and there is not now in effect, an election with the IRS to be taxed as an S corporation within the meaning of Section 1361 of the Code.

                                 SCHEDULE 6.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.02 are used herein as therein defined.

     B.  No exception is taken to the covenants contained in Section 6.02.

                                 SCHEDULE 6.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

     B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

         None.

                                 SCHEDULE 6.10
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein



     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.10 are used herein as therein defined.

     B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to WORK to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

          None.

                                 SCHEDULE 8.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                         Work International Corporation
                             ACC Acquisition, Inc.
                             Access Staffing, Inc.
                                      and
                         the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.04 are used herein as therein defined.

     B. At or within 120 days following the Effective Time, WORK will cause the following Stockholder Guarantees to be terminated:

          None.